UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	September 8, 2014

PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-03922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

On September 8, 2014, Patrick Industries, Inc. (“Patrick” or the “Company”) issued a press release (the “Press Release”) announcing the completion of the acquisition of the business and certain assets of Elkhart, Indiana-based PolyDyn3, LLC (“PolyDyn3”). PolyDyn3 is a custom fabricator of simulated wood and stone products such as headboards, fireplaces, ceiling medallions, columns and trims, for the recreational vehicle market. PolyDyn3 has projected 2014 annual revenues of approximately $2.5 million.

Patrick will continue to operate the business on a stand-alone basis under the PolyDyn3 brand name in its existing facility. The net purchase price of approximately $1.3 million was funded under the Company’s existing credit facility. The Company expects the acquisition to be accretive to 2015 net income per share.

A copy of the Press Release is furnished herewith as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1      Press Release issued September 8, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

Date: September 8, 2014	By:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance and
Chief Financial Officer